UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OPBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of OP Bancorp (the “Company”) was held on July 23, 2020. At the meeting, the shareholders voted on the following items:

1.	election of directors; and

2.	ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

A total of 12,636,042 shares of the Company’s common stock were represented and voted at the meeting, constituting 83.86% of the issued and outstanding shares of common stock entitled to vote at the meeting.

The final results of the shareholder votes were as follows:

1.	Election of directors of the Company.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Brian Choi	11,437,819	163,959	1,034,264
Earnest E. Dow	11,505,669	96,109	1,034,264
Jason Hwang	11,504,672	97,106	1,034,264
Soo Hun Jung	11,504,672	97,106	1,034,264
Min J. Kim	11,546,400	55,378	1,034,264
Ock Hee Kim	11,517,614	84,164	1,034,264
Myung Ja Park	11,544,569	57,209	1,034,264
Yong Sin Shin	11,544,569	57,209	1,034,264

Each of the nominees noted above was re-elected to serve as members of the board of directors of the Company until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Total Shares
For:	12,577,259
Against:	47,503
Abstain:	11,280
Broker Non-Votes:	—

This proposal was approved by the shareholders with the number of shares voting “for” constituting 83.47% of the total number of shares represented and voted at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

DATED: July 23, 2020	By:	/s/ Christine Oh
Christine Oh
Executive Vice President and
Chief Financial Officer

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